                                 EXHIBIT 11.1

                             PRI AUTOMATION, INC.
                  COMPUTATION OF NET INCOME PER COMMON SHARE


                                                Three Months Ended
                                                ------------------
                                     June 30, 1996           June 30, 1995
                                             Fully                     Fully
Type of Security               Primary      Diluted      Primary      Diluted
- ----------------               -------      -------      -------      -------

 Common stock outstanding,
  beginning of
  the period...............    7,187,962    7,187,962    5,804,583    5,804,583
  Weighted average common
   stock issued
   during the period.......       51,612       67,242       47,136      101,063
  Assumed exercise of
   common stock warrants...           --           --      112,500      112,500
  Assumed exercise of
   common share options....      644,608      644,608      574,064      577,360
 Less:  Purchase of common
  stock under the treasury.
  stock method.............     (286,727)    (281,468)    (154,303)    (127,364)
                              ----------   ----------   ----------   ----------
  Weighted average number
   of common and
   common equivalent
    shares outstanding.....    7,597,455    7,618,344    6,383,980    6,468,142
                              ==========   ==========   ==========   ==========
  Net income per common
   share...................   $     0.46   $     0.46        $0.31        $0.30
                              ==========   ==========   ==========   ==========


                                             Nine Months Ended
                                             -----------------

                                  June 30, 1996              June 30, 1995
                                  -------------              -------------
                                             Fully                      Fully
Type of Security               Primary      Diluted      Primary       Diluted
- ----------------               -------      -------      -------       -------
 Common stock outstanding,
  beginning of the period..    6,998,266    6,998,266    3,176,364    3,176,364
  Weighted average common
   stock issued
   during the period.......      145,551      166,985    2,246,462    2,315,678
  Assumed exercise of
   common stock warrants...       39,169       39,169      112,500      112,500
  Assumed exercise of
   common share options....      604,759      605,824      619,311      624,125
 Less:  Purchase of common
  stock under the treasury
  stock method.............     (214,207)    (212,015)    (196,935)    (175,142)
                              ----------   ----------   ----------   ----------
  Weighted average number
   of common and
   common equivalent
    shares outstanding.....    7,573,538    7,598,229    5,957,702    6,053,525
                              ==========   ==========   ==========   ==========
   Net income per common
    share..................   $     1.32   $     1.32        $0.85        $0.83
                              ==========   ==========   ==========   ==========


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